                                                                    EXHIBIT 10.6

                       FULL SERVICE MODIFIED GROSS LEASE

                                    BETWEEN

                         INSURANCE COMPANY OF THE WEST

                                  AS LANDLORD

                                      AND

                        THE LIGHTSPAN PARTNERSHIP, INC.

                                   AS TENANT

                           EXECUTED ON MAY 28TH, 1996


                           Initial
                                  --------------

                               TABLE OF CONTENTS

1.   AGREEMENT TO LET....................................................... 1
2.   PRINCIPAL LEASE PROVISIONS............................................. 1
3.   TERM................................................................... 2
4.   DELIVERY OF POSSESSION................................................. 2
5.   USE OF PREMISES AND COMMON AREAS....................................... 2
     5.1.  PERMITTED USE OF PREMISES........................................ 2
     5.2.  COMPLIANCE WITH LAWS............................................. 2
     5.3.  CONDITION DURING PERIODS OF NON-USE.............................. 3
     5.4.  USE OF COMMON AREA............................................... 3
     5.5.  GENERAL COVENANTS AND LIMITATIONS ON USE......................... 3
6.   SECURITY DEPOSIT....................................................... 3
7.   RENT................................................................... 4
8.   LEASE EXPENSES......................................................... 4
     8.1.  DEFINITION OF LEASE EXPENSES..................................... 4
     8.2.  BASE YEAR LEASE EXPENSES......................................... 4
     8.3.  PAYMENT OF LEASE EXPENSES........................................ 4
9.   UTILITIES AND SERVICES................................................. 5
10.  REAL PROPERTY TAXES.................................................... 5
     10.1. DEFINITION OF TAXES.............................................. 5
     10.2. PAYMENT OF TAXES................................................. 5
11.  PERSONAL PROPERTY TAXES................................................ 6
12.  MAINTENANCE............................................................ 6
     12.1. TENANT'S DUTIES.................................................. 6
     12.2. LANDLORD'S DUTIES................................................ 6
13.  PARKING................................................................ 6
14.  SIGNS.................................................................. 6
15.  RULES, REGULATIONS, AND COVENANTS...................................... 6
16.  EARLY ACCESS INSURANCE................................................. 6
17.  PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE......................... 7
18.  FIRE AND EXTENDED COVERAGE INSURANCE................................... 7

19.  BUSINESS INTERRUPTION INSURANCE........................................  7
20.  INSURANCE GENERALLY....................................................  7
21.  WAIVER OF SUBROGATION..................................................  7
22.  LANDLORD'S INSURANCE...................................................  8
23.  ALTERATIONS............................................................  8
24.  SURRENDER OF PREMISES AND HOLDING OVER.................................  8
25.  DEFAULT................................................................  9
26.  LANDLORD'S REMEDIES....................................................  9
     26.1. CONTINUATION OF LEASE............................................  9
     26.2. RENT FROM RELETTING..............................................  9
     26.3. TERMINATION OF TENANT'S RIGHT TO POSSESSION...................... 10
     26.4. LANDLORD'S RIGHT TO CURE DEFAULT................................. 10
     26.5. ENFORCEMENT COSTS................................................ 10
27.  INTEREST AND LATE CHARGES.............................................. 10
28.  QUARTERLY PAYMENTS..................................................... 10
29.  DESTRUCTION............................................................ 10
30.  CONDEMNATION........................................................... 11
31.  ASSIGNMENT AND OTHER TRANSFERS......................................... 11
32.  COMMON AREAS........................................................... 12
33.  [INTENTIONALLY OMITTED]................................................ 12
34.  ACCESS BY LANDLORD..................................................... 13
35.  LANDLORD'S RESERVED RIGHTS............................................. 13
36.  INDEMNITY AND EXEMPTION OF LANDLORD FROM LIABILITY..................... 13
37.  HAZARDOUS SUBSTANCES................................................... 13
38.  PROHIBITION AGAINST ASBESTOS-CONTAINING MATERIALS...................... 14
39.  SECURITY MEASURES...................................................... 14
40.  SUBORDINATION AND ATTORNMENT........................................... 15
41.  ESTOPPEL CERTIFICATES.................................................. 15
42.  WAIVER................................................................. 15
43.  BROKERS................................................................ 16

44.  EASEMENTS.............................................................. 16
45.  LIMITATIONS ON LANDLORD'S LIABILITY.................................... 16
46.  SALE OR TRANSFER OF PREMISES........................................... 16
47.  QUITCLAIM DEED......................................................... 16
48.  NO MERGER.............................................................. 16
49.  CONFIDENTIALITY........................................................ 16
50.  MISCELLANEOUS.......................................................... 16
51.  Exhibit "A"............................................................ 19
52.  Exhibit "B"............................................................ 20
53.  Exhibit "C"............................................................ 21

                       FULL SERVICE MODIFIED GROSS LEASE

     This Full Service Modified Gross Lease ("Lease") is executed as of May 28, 1996, between INSURANCE COMPANY OF THE WEST, a California corporation ("Landlord"), and THE LIGHTSPAN PARTNERSHIP, INC., a California corporation ("Tenant"), who agree as follows:

     1. AGREEMENT TO LET. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all the terms, provisions, and conditions contained in this Agreement, those certain premises described in Paragraph 2.2, below (the "Premises") along with the non-exclusive right to use, in common with Landlord and the other users of space within the Project (as defined in Paragraph 2.1, below), those portions of the Project intended for the common use of all the tenants of the Project including, without limitation, the landscaped areas, passageways, walkways, hallways, elevators (if any), parking areas, and driveways (the "Common Areas"). This Lease confers no rights, however, to the roof, exterior walls, or utility raceways of the Building nor rights to any other building (if any) in the Project, nor with regard to either the subsurface of the land below the ground level of the Project or with regard to the air space above the ceiling of the Premises.

     2. PRINCIPAL LEASE PROVISIONS. The following are the Principal Lease Provisions of this Lease. Other portions of this Lease explain and define the Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions shall control. (Terms shown in quotations are defined terms used elsewhere in this Lease).

          2.1. "Project": Insurance Company of the West Building
               (see Exhibit "A").

          2.2. "Premises": 10140 Campus Point Drive, San Diego, California, 92121 (see Exhibit "B").

          2.3. Leasable Area of the Premises: Approximately 64,800 square feet (subject to adjustment, at Landlord's election, based upon field verification of the Premises following occupancy by Tenant, if so provided in the attached Addendum).

          2.4. Initial Lease Term: seven (7) years beginning as of the Commencement Date.

               2.4.1. "Commencement Date" (estimated): November 15, 1996
                      (see Exhibit "C").

               2.4.2. "Initial Expiration Date": (estimated) October 31, 2003 (the Initial Expiration Date stated herein, even if adjusted pursuant to Exhibit "C", must always be the last day of a calendar month).

               2.4.3. Extension Rights: Yes X No__
               (If yes, see Addendum to Lease).

          2.5. "Anchor Tenants" in the Project: N/A while they are tenants in the Project, along with such other tenants in the Project as may be so designated by Landlord from time to time.

          2.6. "Basic Monthly Rent": $72,627.84 (subject to adjustment as provided in attached Addendum).

          2.7. "Security Deposit": $90,123.84 (subject to adjustment based upon field verification of the Premises following occupancy by Tenant, if so provided in the attached Addendum). Tenant's Security Deposit does not constitute last month's rent. Last month's rent must be separately paid by Tenant on or before the first day of the last month of the Lease Term.

          2.8. "Percentage Rent": Yes__ No X; If Yes, "Sales Percentage": _____ (If yes, see Addendum).

          2.9. Guarantor: None.

          2.10. Address for Landlord:

                         (Prior to Occupancy)
                         Insurance Company of the West
                         c/o American Assets, Inc.
                         10140 Campus Point Dr., Suite 400
                         San Diego, CA 92121

                         (Following Occupancy)
                         Insurance Company of the West
                         c/o American Assets, Inc.
                         11455 El Camino Real, Suite 200
                         San Diego, CA 92130
                         Attn: John W. Chamberlain, Vice President


                                        Landlord________  Tenant________

          2.11.  Addresses for Tenant:
                                        (Prior to Occupancy)
                                        2382 Faraday Avenue, Suite 300
                                        Carlsbad, CA 92008

                                        (Following Occupancy)
                                        At the Premises
                                        10140 Campus Point Drive
                                        San Diego, CA 92121
                                        Attn: Michelle Hays, Controller

          2.12. Permitted Uses By Tenant: Office space and for no other use ("Permitted Use").

          2.13.  Exclusive Uses By Tenant: Yes    No X  (If yes, see
                                              ---   ---
Addendum).

          2.14.  Permitted Trade Name: The Lightspan Partnership, Inc.

          2.15. Participating Brokers: John Burnham & Company representing Landlord and CB Commercial Real Estate Group Representing Tenant.

          2.16. Amounts Payable upon Lease Execution $162,751.68 representing 4th month's rent and the Security Deposit identified in Paragraph 2.7, above.

     3. TERM. The term of this Lease ("Term") shall commence on the "Commencement Date", as defined in Paragraph 2.4.1, above, and shall expire on the "Initial Expiration Date", as defined in Paragraph 2.4.2, above, subject to
(i) any extension rights described in the Addendum to this Lease, and (ii) earlier termination, as provided in this Lease. The term "Expiration Date", as used in this Lease shall mean the Initial Expiration Date, any earlier date upon which this Lease is terminated by Landlord, as provided below, or, if the Term is extended, then any extended Term expiration date.

     4. DELIVERY OF POSSESSION. On or about August 1, 1996, Landlord shall deliver possession of the Premises to Tenant in a broom clean condition. If possession of the Premises is not delivered to Tenant on August 1, 1996, then Landlord shall not be liable for any damage caused by such delay, and such delay shall neither affect the validity of this Lease, affect Tenant's obligations under this Lease, nor extend the Term, except that, unless Tenant has caused or contributed to such delay, the Commencement Date will be extended on a day-for-day basis by each day that expires beyond August 1, 1996 until possession is turned over. However, if such delay is caused or contributed to by Tenant then the Commencement Date will not be so extended. Tenant shall, by acceptance of possession of the Premises, be deemed to have (i) accepted the Premises in its then as-is condition with no right to require Landlord to perform any additional work therein, and (ii) waived any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability. The foregoing provisions of this Paragraph 4 are not intended to and will not relieve Landlord of its liability for maintenance, as specifically set forth elsewhere in this Lease.

     5.   USE OF PREMISES AND COMMON AREAS.

          5.1. PERMITTED USE OF PREMISES. Tenant may use the Premises for the Permitted Use specified in Paragraph 2.12 and for no other use. Any change in the Permitted Use (or any change in Tenant's trade name from the Permitted Trade Name identified in Paragraph 2.15, above) shall require Landlord's prior written consent, which consent may be granted or withheld in Landlord's reasonable discretion.

          5.2. COMPLIANCE WITH LAWS. Tenant shall comply with all laws concerning the Premises and/or Tenant's use of the Premises, including without limitation the obligation at Tenant's sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, even if compliance entails costs to Tenant of a substantial nature and even if compliance requires structural alterations. Such obligation to comply with laws shall include without limitation compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the "ADA"). If Tenant's use of the Premises after the Commencement Date results in the need for modifications or alterations to any portion of the Common Area or the Project in order to comply with the ADA (and Landlord was not required to make such modifications pursuant to Paragraph 11 of the Addendum to this Lease), then Tenant shall additionally be responsible for the cost of such modifications and alterations. Notwithstanding anything to the contrary in this Lease, as of the Commencement Date the Premises and the Project shall conform to all requirements of any recorded covenant, conditions, restrictions, and encumbrances recorded against the Project ("CC&Rs"), all underwriter requirements associated with obtaining the insurance required hereunder, and all rules, regulations, statutes, ordinances, laws and building codes (collectively, "Laws") applicable to the Project and the Premises. Tenant shall not be required to construct or pay the cost of complying with any CC&Rs, underwriter's requirements, or Laws requiring construction of improvements in the Premises which would constitute capital improvements under generally accepted accounting principles unless such compliance is necessitated by Tenant's particular use of the Premises or Tenant's application for a permit or license with respect to the Premises.


                                                     Landlord_____  Tenant_____

     5.3 CONDITION DURING PERIODS OF NON-USE. During any period of time in which Tenant is not continuously using and occupying the Premises, Tenant shall take such measures as may be necessary or desirable, in Landlord's reasonable opinion, to secure the Premises from break-ins and use by unauthorized persons, to minimize the appearance of non-use, and to otherwise maintain the interior and exterior portions of Tenant's Premises, including all windows and doors, in first class condition and consistent with the manner in which the Premises were maintained during Tenant's occupancy.

     5.4 USE OF COMMON AREA. Tenant's use of the Common Area shall at all times comply with the provisions of all rules and regulations regarding such use as Landlord may from time to time adopt. In no event shall the rights granted to Tenant to use the Common Area include the right to store any property in the Common Area, whether temporarily or permanently. Any property stored in the Common Area may be removed by Landlord and disposed of, and the cost of such removal and disposal shall be payable by Tenant upon demand. Additionally, in no event shall Tenant use any portion of the Common Area for loading, unloading, or parking, except in those areas specifically designated by Landlord for such purposes, nor for any sidewalk sale or similar commercial purpose.

     5.5 GENERAL COVENANTS AND LIMITATIONS ON USE. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord, within 10 days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Furthermore, Tenant covenants and agrees that no noxious or offensive activity shall be carried on, in or upon the Premises nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building, on the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property. In addition, Tenant covenants and agrees that no unsightliness shall be permitted in the Premises. Without limiting the generality of the foregoing, all unsightly equipment, objects, and conditions shall be kept enclosed within the Premises and screened from view; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within the Premises; the Premises shall not be used for sleeping or washing clothes, nor use the Premises for cooking (unless the Permitted Use is as a restaurant) or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Project or nearby properties; and all pipes, wires, poles, antennas, and other facilities for utilities or the transmission or reception of audio or visual signals shall be kept and maintained enclosed within the Premises. Tenant shall be solely responsible for the timely removal of all refuse, scraps, debris, garbage, trash, bulk materials, or waste from the Premises which does not fit within a regular office waste bin, and the deposit thereof in the trash containers or dumpsters located adjacent to the Building. Further, Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature in the Premises unless Tenant operates a bona fide pet store, pet grooming facility, or other veterinary medicine clinic, hospital, and/or related animal care facility under direct operation and supervision of a State Licensed Veterinarian, and such use has been specifically approved in writing by Landlord, which consent may be withheld in Landlord's sole discretion. Neither Tenant nor Tenant's Invitees shall do anything that will cause damage or waste to the Project. Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Project. In the event of any breach of this Paragraph 5 by Tenant or Tenant's Invitees, Landlord, at its election, pay the cost of correcting such breach and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost.

     6. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord cash in the amount of the Security Deposit set forth in Paragraph 2.7, above (the "Security Deposit"), to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant's obligations (i) to pay Basic Monthly Rent and Additional Rent, and any Percentage Rent payable by Tenant pursuant to the Addendum to this Lease, (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant's agents, employees, contractors, licensees, and invitees (collectively, "Tenant's Invitees"), (iii) to clean the Premises upon the termination of this Lease, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease. If Tenant commits any default under this Lease, Landlord may, at its election, use the Security Deposit to cure such defaults, and to compensate Landlord for all damage suffered by Landlord from such defaults, including, without limitation, attorneys' fees and costs incurred by Landlord. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord, in order to maintain the Security Deposit in the amount set forth in Paragraph 2.7, above (subject to increase as set forth below). If the Basic Monthly Rent shall, from time to time, increase during the Term, then, upon demand by Landlord, Tenant shall deposit with Landlord cash in an amount necessary to increase the Security Deposit such that it shall at all times bear the same proportion to the then-current Basic Monthly Rent as the initial Security Deposit bears to the initial Basic Monthly Rent. Following the Expiration Date or earlier termination of this Lease, and within the time frame required by applicable law, Landlord shall deliver to Tenant, at Tenant's last known address, any portion of the Security Deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle the Security Deposit with Landlord's other funds and Landlord shall not pay interest on such Security Deposit to Tenant.


                                           Landlord            Tenant
                                                     -------           -------

     7. RENT. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Basic Monthly Rent described in Paragraph 2.6, above (subject to adjustment as provided in the attached Addendum), in advance, on the first day of each calendar month throughout the Term. If the Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Tenant for the first month of the Term (which shall be payable upon the Commencement Date) and the final month of the Term shall be prorated on the basis of the actual number of days during the Term occurring during the relevant month. All "Rental" (which include Basic Monthly Rent, Percentage Rent, if any, and any items designated as "Additional Rent" hereunder) shall be paid to Landlord at the same address as notices are to be delivered to Landlord pursuant to Paragraph 2.10, above.

     8. LEASE EXPENSES.

         8.1. DEFINITION OF LEASE EXPENSES. As used in this Lease, the term "Lease Expenses" shall mean and refer to all costs and expenses, of any kind or nature, which are paid or incurred by Landlord relative to the operation, repair, restoration, replacement, maintenance, and/or for management of the Project including, without limitation, all costs and expenses relating to: (i) all personnel involved in the operation, repair, replacement, maintenance, and management of the Project (other than Landlord's corporate officers) including wages, fringe benefits, and other labor payments (and including a pro rata share of such expenses for employees of Landlord who do not work exclusively at the Project), (ii) water, sewage disposal, drainage, refuse collection and disposal, gas, electricity, and other utility services, and the maintenance of all components, systems, and apparatus by which such utilities and services are provided, (iii) general maintenance and repair of the Project, including, without limitation, and among other things, the driveways, asphalt, and concrete surfaces, the structural components of the improvements located within the Project, including the portions of the roof to be maintained pursuant to Paragraph 12.2, below, repainting of, improvements, and sweeping, janitorial and security services (if any), (iv) maintenance of landscaping (including irrigation and sprinkler systems) and, where and when necessary, replanting, (v) keeping the parking area in good condition and free from litter, dirt, debris, and other obstructions, and keeping all lighting and signage serving the Project in good condition and fully operating, (vi) any expenses payable by Landlord pursuant to the provisions of any recorded Covenants, Conditions, and Restrictions affecting the Project, (vii) any personal property taxes, assessments, or other impositions levied, assessed, or imposed upon any personal property of Landlord used in connection with the Project, (viii) the cost of all casualty, liability, and other insurance obtained by Landlord relative to the Project, including all premiums therefore and any deductibles payable with respect to any loss insured thereby, (ix) management fees (which management fees will equal 5% of gross rents collected from tenants within the Project) and legal, accounting, inspection, and consultation fees, (x) the cost of holiday decorations, and (xi) capital improvements or structural modifications required by any change in laws, ordinances, rules, or regulations governing the Project, or other capital improvements or structural modifications deemed reasonably necessary or desirable by Landlord, including, without limitation, capital improvements or structural modifications which reduce Lease Expenses; provided, however, any costs of such capital improvements or structural modifications (or any other items within the definition of "Lease Expenses" which would be capitalized under generally accepted accounting principles) shall be amortized (including an interest factor) over the useful life of such capital improvements or structural modifications. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable for any deductibles payable with respect to any loss insured against by insurance obtained by Landlord relative to the Project in excess of $10,000 per loss (subject to adjustment in accordance with increases in the consumer price index for the San Diego region over the term of the Lease).

         8.2. BASE YEAR LEASE EXPENSES. As used in this Lease, the term "Base Year Lease Expenses" shall mean and refer to the Lease Expenses paid or incurred by Landlord during calendar year 1997.

         8.3. PAYMENT OF LEASE EXPENSES. Tenant shall pay to Landlord, on the first day of each calendar month during the Term, commencing on the first day of January 1998, as Additional Rent, an amount ("Tenant's Monthly Payment") equal to one-twelfth of Tenant's Pro Rata Share of the amount by which the Lease Expenses for such calendar year exceed the Base Year Lease Expenses ("Increased Lease Expenses), as estimated by Landlord in the most recently delivered Estimated Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each calendar year during the Term, a written statement ("Estimated Statement") setting forth Landlord's estimate of the Lease Expenses and Increased Lease Expenses allocable to the ensuing calendar year, and Tenant's Pro Rata Share of such Increased Lease Expenses. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Statement, revising Landlord's estimate of the Lease Expenses and Increased Lease Expenses, in accordance with Landlord's most current estimate. Within approximately 90 days after the end of each calendar year during the Term, Landlord intends to deliver to Tenant a written statement ("Actual Statement") setting forth the actual Lease Expenses allocable to the preceding calendar year or, in the case of the calendar year in which the Commencement Date occurs, such Actual Statement will set forth the Base Year Lease Expenses. Tenant's failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 60 days after delivery to Tenant of such Actual Statement, shall constitute Tenant's absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year exceeds Tenant's Pro Rata Share of the actual Increased Lease Expenses allocable to such calendar year, then such excess will be credited against future Tenant's Monthly Payments, unless such calendar year was the calendar year during which the Expiration Date occurs (the "Last Calendar Year"), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year is less than Tenant's Pro Rata Share of the actual Increased Lease Expenses allocable to such calendar year, then Tenant shall, within ten days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord's delay in delivering any Estimated



                                            Landlord___________ Tenant__________

Statement or Actual Statement will not release Tenant of its obligation to pay any Tenant's Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. For purposes of this Lease, the term "Tenant's Pro Rata Share" will mean and refer to the portion of the Lease Expenses payable by Tenant. Tenant's Pro Rata Share will be originally calculated as of the January 1 immediately following the Commencement Date and will be re-calculated as of each January 1 thereafter during the Term as the fractional portion of the total Increased Lease Expenses (excluding therefrom the portion of the Increased Lease Expenses actually paid by the Anchor Tenants in the Project) determined by multiplying such Increased Lease Expenses by a fraction, the numerator of which is the leasable square footage of the Premises, and the denominator of which is the total aggregate leasable square footage of the Project, excluding the portions of the Project occupied by the Anchor Tenants (who are designated as Anchor Tenants by Landlord as of the date such calculation is being made). In the event the leasable square footage in the Project changes from time to time due to the addition or removal of buildings, such change will not result in a recalculation of Tenant's Pro Rata Share until the January 1 next following such occurrence, as if such change had not taken place until such following January 1. The references in this Paragraph to the actual Increased Lease Expenses allocable to a calendar year, shall include, if such calendar year is the Last Calendar Year, the actual Increased Lease Expenses allocable to the portion of the Last Calendar Year prior to the Expiration Date.

     9. UTILITIES AND SERVICES. Except as otherwise provided in the Addendum to this Lease, Landlord shall provide electricity, water, sewer, and gas to the Premises for ordinary and customary uses as well as ordinary and customary trash collection, janitorial, and window washing services. Except for Landlord's obligations as set forth above, Tenant shall make all arrangements for and pay the cost of all utilities and services (including without limitation their connection charges and taxes thereon) furnished to the Premises or used by Tenant, including without limitation telephone and communication services. Landlord shall not be liable for failure to furnish any utilities or services to the Premises when such failure results from causes beyond Landlord's reasonable control, and such failure shall neither be deemed an actual or constructive eviction, nor release Tenant from its obligations under this Lease including, without limitation, Tenant's obligation to pay Rental. If Landlord constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant's changed or increased utility requirements, Tenant shall on demand promptly pay to Landlord the total cost of such items. If any governmental authority having jurisdiction over the Project imposes mandatory controls relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls and, accordingly, require Tenant to so comply. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of rent, or operate to release Tenant from any of Tenant's obligations under this Lease.

     10.  REAL PROPERTY TAXES.

          10.1. DEFINITION OF TAXES. As used in this Lease, the term "Taxes" shall mean and refer to all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed, imposed upon or with respect to the Project, or any portion thereof, by any local, state, or federal entity from time to time.

          10.2. PAYMENT OF TAXES. Tenant shall pay to Landlord, on the first day of each calendar month during the Term, commencing with the first day of January, 1998, as Additional Rent, an amount ("Tenant's Monthly Tax Payment") equal to one-twelfth of Tenant's Pro Rata Share of the amount by which the Taxes for such calendar year exceed the Taxes which are assessed against the Project during calendar year 1997 (the "Increased Taxes"), as estimated by Landlord in the most recently delivered Estimated Tax Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each calendar year during the Term, a written statement ("Estimated Tax Statement") setting forth Landlord's estimate of the Taxes and Increased Taxes allocable to the ensuing calendar year, and Tenant's Pro Rata Share of such Increased Taxes. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Tax Statement, revising Landlord's estimate of the Taxes and Increased Taxes, in accordance with Landlord's most current estimate. No later than 90 days after the end of each calendar year during the Term, Landlord intends to deliver to Tenant a written statement ("Actual Tax Statement") setting forth the actual Taxes allocable to the preceding calendar year or, in the case of the calendar year in which the Commencement Date occurs, such Actual Tax Statement will set forth the Taxes which are assessed against the Project during the calendar year in which the Commencement Date takes place. Tenant's failure to object to Landlord regarding the contents of an Actual Tax Statement, in writing, within 30 days after delivery to Tenant of such Actual Tax Statement, shall constitute Tenant's absolute and final acceptance and approval of the Actual Tax Statement. If the sum of Tenant's Monthly Tax Payments actually paid by Tenant during any calendar year exceeds Tenant's Pro Rata Share of the actual Increased Taxes allocable to such calendar year, then such excess will be credited against future Tenant's Monthly Tax Payments, unless such calendar year was the Last Calendar Year, in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess. If the sum of Tenant's Monthly Tax Payments actually paid by Tenant during any calendar year is less than Tenant's Pro Rata Share of the actual Increased Taxes allocable to such calendar year, then Tenant shall, within ten days of delivery of the Actual Tax Statement, pay to Landlord the amount of such deficiency. Landlord's delay in delivering any Estimated Tax Statement or Actual Tax Statement will not release Tenant of its obligation to pay any Tenant's Monthly Tax Payment or any such excess upon receipt of the Estimated Tax Statement or the Actual Tax Statement, as the case may be. The references in this Paragraph to the actual Increased Taxes allocable to a calendar year, shall include, if such calendar year is the Last Calendar Year, the actual Increased Taxes allocable to the portion of the Last Calendar Year prior to the Expiration Date. Notwithstanding anything to the contrary

                             Landlord                  Tenant
                                      -----                  -----
contained in this Lease, Tenant shall not be liable for any Taxes or increases in Taxes occasioned by or resulting from (i) a conveyance or other transfer of the real property of which the Premises is a part (a) to any person or entity affiliated with or related to Landlord or the partners, shareholders, officers, or directors of Landlord, (b) in connection with estate planning of Landlord, or (c) which is not a bona fide sale to an unrelated third party, or (ii) assessments and other fees for improvements in services which do not benefit the Premises, as reasonably determined by Landlord.

     11. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant's personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment, and inventory (collectively, "Tenant's Personal Property"). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant's Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy.

     12.  MAINTENANCE.

          12.1. TENANTS DUTIES. Subject to the provisions of Paragraphs 21, 29 and 30, below, Tenant shall at its sole cost maintain, repair, replace, and repaint, all in first class condition, any damage to Premises or the Project resulting from the acts or omissions of Tenant or Tenant's Invitees, including, without limitation, any damage to the roof or damage relating to a roof penetration caused by Tenant or Tenant's Invitees. If Tenant fails to maintain, repair, replace, or repaint any portion of the Premises or the Property as provided above then Landlord may, at its election, maintain, repair, replace, or repaint any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord for Landlord's actual cost thereof, plus a supervisory fee in the amount of ten - percent (10%) of Landlord's actual cost.

          12.2. LANDLORD'S DUTIES. Landlord shall at its sole cost maintain, repair, replace, and repaint, all in first class condition, the Common Areas and the Premises, except to the extent of Tenant's obligations as set forth in Paragraph 12.1, above. Landlord's failure to perform its obligations set forth in the preceding sentence will not release Tenant of its obligations under this Lease, including without limitation Tenant's obligation to pay Rental. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principles of law with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expense of such repairs from rent.

     13. PARKING. Subject to the remaining provisions of this Paragraph, Landlord grants to Tenant (for the benefit of Tenant and Tenant's invitees) the right to the non-exclusive use of the parking area within the boundaries of and serving the Project (the "Parking Area"). Tenant's use of the Parking Area shall be subject to such rules as Landlord may, in its reasonable discretion, adopt from time to time with respect to the Parking Area. Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct improvements upon or otherwise alter in any manner the Parking Area provided that Landlord makes reasonable amounts of parking available (or reasonable amount of parking will remain available) to Tenant elsewhere on the Project, or within a reasonable distance from the Project.

     14. SIGNS. Tenant may not place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration (collectively, "sign") in the Premises which is visible from the exterior of the Premises, or on the Building without Landlord's prior written consent, which consent will not unreasonably be withheld or delayed. Any sign that Tenant is permitted by Landlord to place, construct, or maintain in the Premises or on the Building shall comply with all applicable laws, ordinances, rules, or regulations, and Tenant shall obtain any approval required by such laws, ordinances, rules, and regulations. Landlord makes no representation with respect to Tenant's ability to obtain any such approval. Tenant shall, at Tenant's sole cost, make any changes to any of Tenant's signs in the Premises or on the Building as required by any new or revised applicable laws, ordinances, rules, or regulations, or any changes in the Sign Criteria.

     15. RULES, REGULATIONS, AND COVENANTS. Tenant shall (and shall cause Tenant's Invitees to) observe faithfully and comply strictly with any reasonable rules and regulations which Landlord may from time to time adopt for the Project as well as any recorded covenants, conditions, or restrictions affecting the Premises or the Project, whether now existing or hereafter adopted or amended from time to time (all of the foregoing, collectively, "rules"). Landlord has no duty or obligation to enforce any rule against any other tenant, and Landlord will not be liable to Tenant for violation of any rule by any other tenant, or any other tenant's agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees.


     16. EARLY ACCESS INSURANCE. At any time prior to the Commencement Date that Tenant is making any Alterations (as defined below) to the Premises or performing any of the Tenant's work, (i) Tenant shall, at Tenant's sole cost, maintain (a) "Builder's Risk" insurance with respect to the Premises, reasonably satisfactory to Landlord, and (b) all of the insurance to be maintained by Tenant during the Term, including without limitation public liability and property damage insurance, fire and extended coverage insurance and special form, boiler and machinery


                              Landlord                 Tenant
                                      ---------------         ---------------
insurance, and workers compensation insurance, (ii) the provisions of the Paragraph in this Lease entitled "Indemnity and Exemption of Landlord from Liability" shall be operative. Any Alterations pursuant to this Paragraph shall be subject to all the provisions of the Paragraph in this Lease entitled "Alterations". Nothing in this Paragraph shall be construed as granting permission to Tenant to enter the Premises, or to make any Alterations, prior to the Commencement Date and no such right shall exist unless specified in Exhibit "C".

     17. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Tenant shall, at Tenant's sole cost, maintain public liability and property damage insurance (i) with a combined single limit liability of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant's Invitees arising out of or in connection with Tenant's use or occupancy of the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease,
(iii) naming Landlord, its agent, and any Lender as additional named insureds,
(iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived from the Premises). Not more frequently than once every year, if, in the reasonable opinion of Landlord, the amount of such insurance at that time is not adequate, then Tenant shall increase such insurance as reasonably required by Landlord. Additionally, if Tenant sells or serves alcoholic beverages from the Premises, Tenant shall obtain and maintain "dram shop" coverage and such other insurance coverage as Landlord may designate from time to time and in such amounts as Landlord deems reasonably appropriate.

     18. FIRE AND EXTENDED COVERAGE INSURANCE. Tenant shall, at Tenant's sole cost, maintain on Tenant's Alterations and Tenant's Personal Property (as defined below) a policy of standard fire and extended coverage and special form insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage, in each case to the extent of at least 100 percent of full replacement cost, and business interruption insurance, issued in the name of Tenant with Landlord, Landlord's Lender and Landlord's designated agent as additional insureds. Such "full replacement cost" shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the company. Such policy shall be promptly adjusted according to such redetermination.

     19. BUSINESS INTERRUPTION INSURANCE. Tenant shall obtain business interruption insurance in amounts sufficient to reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such perils.

     20. INSURANCE GENERALLY. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Term and the number of days that occur before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located with a Best's Rating of at least "A+" and a Best's Financial Size Category rating of at least "XIV", as set forth in the most current edition of "Best's Insurance Reports" (unless otherwise approved by Landlord), or such higher rating as may be required by any Lender, (ii) shall name Landlord and any Lender as additional named insureds, (iii) shall consist of "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30-days' prior written notice to Landlord and any Lender, and (v) shall not provide for a deductible or co-insurance provision in excess of $5,000.00. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal of or "binder" extending such policy. Tenant shall promptly upon request deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

     21. WAIVER OF SUBROGATION. Landlord and Tenant release each other, Tenant's Invitees, and Landlord's employees, contractors, agents, invitees, and licensees (collectively, "Landlord's Invitees") from all claims for damage, loss, or injury to the Center, to Tenant's Personal Property, and to the fixtures and Alterations of either Landlord or Tenant in or on the Project to the extent such damage, loss or injury is one which would ordinarily be covered by any insurance policies required to be carried by Landlord or Tenant under this Lease and which is covered by any insurance policies carried by Landlord or Tenant and in force at the time of such damage. Subject to the remaining provisions of this Paragraph, Landlord and Tenant shall each cause all insurance policies obtained by it pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Tenant in connection with any damage, loss, or injury covered by such policy. If any such policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation endorsements, the party undertaking to obtain such policy (the "Undertaking Party") shall so notify the other party (the "Notified Party"). The Notified Party shall, within 10 days after the giving of such notice, either obtain such policy from a company that is reasonably satisfactory to the Undertaking Party and that will issue such policy with a waiver of subrogation endorsement, or agree to pay the additional premium if such policy is obtainable at additional cost. If such policy cannot be obtained with a waiver of subrogation endorsement or the Notified Party


                                    Landlord                Tenant
                                             ------------          -------------
refuses to pay such additional premium, then the Undertaking Party shall not be required to obtain a waiver of subrogation endorsement with respect to such policy.

      22. LANDLORD'S INSURANCE. Landlord may, at its election, maintain any of the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (i) Public liability and property damage insurance, and products liability insurance; (ii) Fire and extended coverage and special form insurance, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage; (iii) boiler and machinery insurance; (iv) fidelity insurance; (v) Plate-glass insurance; and
(vi) rental interruption insurance. The premiums, costs, expenses, and deductibles (or similar costs or charges) of and/or with respect to any such insurance (all of the preceding, collectively, "Insurance Expenses") shall be included in Lease Expenses. Notwithstanding anything to the contrary contained in this Lease, Landlord shall maintain standard fire and extended coverage and special form insurance, with such endorsements as Landlord deems appropriate and with coverage equal to at least 90 percent of the full replacement cost of the Project.

      23. ALTERATIONS. Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, "Alterations") unless (i) Tenant first obtains Landlord's written consent, (ii) Tenant complies with all conditions which may be imposed by Landlord, including but not limited to Landlord's selection of specific contractors or construction techniques, and (iii) Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations; provided, however, Tenant shall not be required to comply with the provisions of this sentence in the event such Alterations consist of interior, non-structural alterations costing less than $25,000, in the aggregate. At least 30 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations. Tenant shall, prior to the commencement of any Alterations, at Tenant's sole cost, (i) acquire (and deliver to Landlord a copy of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant's sole cost, in a prompt and expeditious manner), (ii) obtain and deliver to Landlord (unless this condition is waived in writing by Landlord) a lien and completion bond in an amount equal to 125 percent of the estimated cost of the proposed Alterations, to insure Landlord against any liability for mechanics' liens and to insure completion of the work (provided, however, no such bond will be required if the estimated cost of the proposed Alterations is less than $100,000, in the aggregate, or if Landlord has mandated the particular contractor which Tenant is to use), (iii) provide Landlord with 10 days' prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (iv) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant's employees installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations). All Alterations shall become the property of Landlord upon the expiration of the Lease and shall remain on and be surrendered with the Premises on the Expiration Date or earlier termination of this Lease, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing on or before the Expiration Date or earlier termination of this Lease (except where Landlord's prior consent to an Alteration has been obtained, in which event Landlord must notify Tenant at the time it grants its consent that Tenant will be required to remove such Alteration), in which event, Tenant shall, at its sole cost, on or before the Expiration Date or earlier termination of this Lease, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics' and materialmen's lien's resulting from or relating to any Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in the state in which the Premises are located, in an amount equal to 125 percent of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and
(b) Landlord may, at its election, require Tenant to pay Landlord's attorneys' fees and costs in participating in such an action. Notwithstanding anything to the contrary contained in this Lease, Tenant's personal property and trade fixtures shall be and remain the property of Tenant at all times; provided, however, any such personal property and trade fixtures which are not removed by Tenant on or before the Lease is terminated/expired, shall be and remain the property of Landlord.

      24. SURRENDER OF PREMISES AND HOLDING OVER. On the Expiration Date or earlier termination of this Lease, (i) Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above) in a first class and clean condition, ordinary wear and tear, damage and destruction covered by Paragraph 29 and not caused by Tenant or Tenant's Invitees, damage from condemnation covered by Paragraph 30, and Hazardous Substances not introduced in, on, under or about the Premises by Tenant or Tenant's Invitees, excepted, (ii) Tenant shall remove all of Tenant's Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant's Personal Property, and (iii) Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant's Personal Property that Tenant does not remove from the Premises on the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant's Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Alterations or Tenant's Personal Property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing or disposing of any such Alterations or Tenant's Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall


                                 Landlord                   Tenant
                                          -------------            -------------
indemnify Landlord against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant. If Tenant, with Landlord's consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days' written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, Tenant shall pay, as Basic Monthly Rent, 150 percent of the Basic Monthly Rent in effect immediately prior to the Expiration Date or earlier termination of this Lease, as the case may be. All provisions of this Lease except for those pertaining to Term shall apply to such month-to-month tenancy.

  25. DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

     25.1. The vacating or abandoning of the Premises by Tenant if Tenant fails to pay the Rental and perform its other obligations under this Lease.

     25.2. Tenant's failure to make any payment of Rental within five business days after receipt of notice from Landlord that such payment of Rental is past due, provided that any such notice shall be in lieu of and not in addition to any notice required under applicable unlawful detainer statutes, and no more than one such notice shall be required during any calendar year. No grace period prior to the imposition of a late charge pursuant to Paragraph 28 below, shall extend the date when such Rental is due and payable, and Tenant shall be in default under this Lease if such payment is not timely made.

     25.3. Tenant's failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two Paragraphs where such failure shall continue for a period of ten days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, however, that if the nature of Tenant's default is such that more than ten days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure with in such ten day period and thereafter diligently prosecutes such cure to completion within 30 days after Landlord's written notice.

     25.4. Tenant's failure to deliver to Landlord pursuant to Paragraph 50.2, within 15 days after Landlord's written request, any financial statement of Tenant (including without limitation a current annual balance sheet of Tenant) reasonably requested by Landlord, or if any financial statement given to Landlord by Tenant, or by any assignee, subtenant, or guarantor of Tenant, is materially false or evidences that Tenant's net worth is negative, and Tenant fails to furnish to Landlord, within 10 days after written notice from Landlord to Tenant, with cash as an additional security deposit in an amount equal to the aggregate Rental payable under this Lease for the six full calendar months immediately following such notice.

     25.5. The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant's becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 30 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within 30 days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 30 days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

  26. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

     26.1. CONTINUATION OF LEASE. No act by Landlord (including without limitation the acts set forth in the succeeding sentence) shall terminate Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rental when due and enforce all the other provisions of this Lease, (iii) to the extent permitted by law, enter the Premises and relet them, or any part of them, to third parties for Tenant's account, for a period shorter or longer than the remaining term of this Lease, and (iv) have a receiver appointed to collect Rental and conduct Tenant's business. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers' commissions, attorneys' fees, advertising costs, and expenses of remodeling the Premises for such reletting.

     26.2. RENT FROM RELETTING. If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Basic Monthly Rent due from Tenant, (ii) all costs incurred by Landlord in such reletting, and (iii) Basic Monthly Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Basic Monthly Rent as it becomes due under



                                               Landlord         Tenant
                                                         -------       -------
this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

     26.3 TERMINATION OF TENANT'S RIGHT TO POSSESSION. Landlord may terminate this Lease and Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate this Lease and Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Basic Monthly Rent which had been earned at the time of such termination,
(ii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Basic Monthly Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Basic Monthly Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The "worth at the time of the award" of the amounts referred to in Clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth below, or if no Default Rate is set forth, then at the maximum rate permitted by applicable law. The "worth at the time of the award" of the amount referred to in Clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

     26.4 LANDLORD'S RIGHT TO CURE DEFAULT. Landlord, at any time after Tenant commits a default or breach under this Lease, may cure such default or breach at Tenant's sole cost. If Landlord at any time, by reason of Tenant's default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time Landlord notifies Tenant that such sum has been paid, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the rate of ten percent (10%) per annum shall accrue (and be immediately payable) on such overdue amount until it is paid.

     26.5 ENFORCEMENT COSTS. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the rate of ten percent (10%) per annum shall accrue (and be immediately payable) on such overdue amounts until it is paid.

     27. INTEREST AND LATE CHARGES. Late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rental is not received by Landlord within ten days after its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of ten percent (10%) of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rental is not paid within 30 days after the date such Rental was due, then Tenant shall pay to Landlord interest on such overdue Rental at the rate of three percent (3%) above the "reference rate" announced from time to time by Bank of America, NT&SA (the "Default Rate"). Such interest shall additionally accrue and be payable by Tenant relative to any other amounts payable by Tenant to Landlord under the provisions of this Lease which are not paid when due (if such reference rate ceases to be announced, then a comparable "prime rate" shall be utilized, selected by Landlord).

     28. QUARTERLY PAYMENTS. If a late charge is payable under this Lease, whether or not collected, for two installments of Basic Monthly Rent or other Rental due under this Lease during any one calendar year during the Term, then Basic Monthly Rent, and Tenant's Monthly Payments, shall automatically become due and payable quarterly in advance, rather than monthly. All monies paid to Landlord under this Paragraph may be commingled with other monies of Landlord and shall not bear interest. If Tenant breaches any provision of this Lease, then any balance remaining from funds paid to Landlord under the provisions of this Paragraph may, at Landlord's election, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of personal property taxes, real property taxes and insurance premiums.

     29. DESTRUCTION. If the Project is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the remainder of this Paragraph, (i) Landlord shall restore the Project to substantially the same condition as it was in immediately before such destruction, (ii) Landlord shall not be required to restore Tenant's Alterations or Tenant's Personal Property, unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such destruction shall not terminate this Lease, and (iv) all obligations of Tenant under this Lease shall remain in effect, except that the Basic Monthly Rent shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises prior to such

                                  Landlord                 Tenant
                                             ------------          -------------
destruction. Notwithstanding anything to the contrary in this Lease, Landlord may, at its election, terminate this Lease by so notifying Tenant in writing on or before the later of 120 days after such destruction or 60 days after Landlord's receipt of the proceeds from insurance maintained by Landlord, if
(A) then-existing laws do not permit such restoration, (B) such destruction occurs during the last year of the Term, (C) such destruction exceeds 25 percent (25%) of the then-replacement value of the Premises or the Project or
(D) Landlord determines that the cost of such restoration exceeds the amount of insurance proceeds (including the amount of the insurance deductible) relating to such destruction actually received by Landlord from insurance maintained by Landlord. If Landlord so terminates this Lease, then (1) Landlord shall have no obligation to restore the Project, (2) Landlord shall retain all insurance proceeds relating to such destruction (other than insurance proceeds from policies maintained by Tenant covering Tenant's personal property or Alterations), and (3) this Lease shall terminate as of the date of such damage or destruction. If Landlord restores the Premises as provided above, then
Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. In the event Landlord restores the Premises following any such destruction, Tenant shall immediately refixturize, re-equip, and restock the Premises and shall re-open the Premises for business as soon thereafter as is reasonably practicable. Notwithstanding anything to the contrary contained in this Lease, Landlord shall notify Tenant, within 30 days after the occurrence of any damage or destruction, how long Landlord reasonably estimates repair and restoration will take. If Landlord estimates that repair and restoration will take more than 270 days, Tenant shall have the right to elect to terminate the Lease upon notice to Landlord within 15 days of the date Landlord notifies Tenant of Landlord's estimate of the time required for such repair and restoration. If Tenant exercises such right of termination, then (i) Landlord shall have no obligation to restore the Project, (ii) Landlord shall retain all insurance proceeds relating to such damage or destruction, and (iii) this Lease shall terminate as of the date Tenant vacates the Premises, which Tenant shall do no later than 15 days after the date of Tenant's notice of termination to Landlord and, provided Tenant timely vacates the Premises, Tenant's Rental obligations hereunder shall terminate as of the date of the destruction.

     30. CONDEMNATION. If during the Term, or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a "Condemnor"), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a "Condemnation"), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor takes possession of the Premises (the "Date of Condemnation"). A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, shall not constitute a Condemnation under this Paragraph; but the Basic Monthly Rent shall abate as to the portion of the Premises affected during such temporary Condemnation. If such Condemnation is of any portion, but not all, of the Premises, then this Lease shall remain in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the "Termination Notice") within 30 days after the date Tenant has received notice of the nature and extent of the Condemnation. Such termination shall be effective on the earlier of (i) the date that is 30 days after the giving of the Termination Notice, and (ii) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such 30-day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises are restored as set forth below) Basic Monthly Rent shall be reduced by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within 20 days after Landlord's receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Basic Monthly Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the area of the Premises taken to (B) the area of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the "Award") shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant's right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant's loss of goodwill. Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure
Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other local court) to terminate this Lease in the event of a partial taking of the Premises. Notwithstanding anything to the contrary contained in this Lease, if this Lease is not terminated pursuant to this Paragraph 30 in connection with a Condemnation, Landlord shall use Condemnation proceeds it receives to restore the Premises to a condition which will reasonably allow Tenant to continue the conduct of its business.

     31. ASSIGNMENT AND OTHER TRANSFERS. Without Landlord's prior written consent, which shall not be unreasonably withheld, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a "Transfer"): (i) any assignment, sublease, disposition, sale, concession, license, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any

                              Landlord                 Tenant
                                      ---------------         ---------------
assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) 50 percent (50%) or more of the aggregate issued and outstanding equitable interests in Tenant (other than as part of a public offering of Tenant's securities). Landlord shall not be liable in damages to Tenant or to any proposed subtenant, assignee or other transferee (any of the preceding a "Proposed Transferee") if such consent is adjudicated to have been unreasonably withheld, and, in such event, Tenant's sole remedy shall be to have the proposed Transfer declared as valid as if Landlord's consent had been given, although Tenant shall be entitled to reasonable attorney's fees if Tenant is the prevailing party in such litigation. At least 20 days prior to entering into any proposed Transfer, Tenant shall submit to Landlord the sum of $400.00 (as payment toward Landlord's and Landlord's attorneys' cost of reviewing, consenting to, rejecting and/or consummating any proposed Transfer), and a written notice ("Tenant's Notice") which includes or sets forth in reasonable detail (a) the form of the proposed Transfer, including without limitation all related agreements, documents, instruments, exhibits, and escrow instructions,
(b) the name and address of the Proposed Transferee, (c) the terms and conditions of the proposed Transfer, including without limitation the commencement or effective date of the proposed Transfer, which shall be at least 30 days after Tenant's Notice is given, and (d) the nature, character, and current banking, financial, and other credit information and references with respect to the Proposed Transferee and the business of the Proposed Transferee (including without limitation tax returns for the three most-recent years, a business plan with cash-flow projections and financial projections with assumptions and competitive market analysis), in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee's financial responsibility. Within 20 days after Landlord's receipt from Tenant of such sum and Tenant's Notice, and all documentation requested of Tenant by Landlord, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. If Landlord fails to respond to the Tenant's Notice within such 20-day period, Tenant may send a second notice to Landlord stating (in bold capital letters) as follows: "TENANT HEREBY REQUESTS CONSENT TO THE PROPOSED TRANSFER DESCRIBED BELOW. YOUR FAILURE TO RESPOND WITHIN TEN DAYS OF RECEIPT OF THIS NOTICE WILL CONSTITUTE YOUR DEEMED APPROVAL TO THE DESCRIBED TRANSFER." If Landlord fails to respond to such second notice within ten days of Landlord's receipt of such notice, such Transfer will be deemed approved. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer on or before the commencement or effective date of the proposed Transfer (as set forth in Tenant's Notice), then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if Landlord shall not have received such sum or Tenant's Notice, if the nature or character of the Proposed Transferee, or the proposed use and occupancy of the Premises by the Proposed Transferee, is not in keeping with the dignity and character of the Building and the surrounding area, if the proposed Transfer will result in the diminution of the value or marketability of the Premises or the Project, if Landlord is not satisfied that the Proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Project may be bound. No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent and other amounts from any Transfer, and Landlord, or a receiver for Tenant appointed on Landlord's application, may collect such rent and other amounts and apply them toward Tenant's obligations under this Lease; except that, unless Tenant defaults under this Lease, Tenant shall have the right to collect such rent and other amounts. Unless otherwise agreed to by all parties, the Tenant's security deposit, if any, shall be retained by Landlord and returned to the lawful tenant in possession at the time of the Lease termination, subject to the terms and conditions of Paragraph 6 of this Lease. Any Transfer must contain the following provisions, which provisions whether contained in such Transfer or not, shall apply to such Transfer: (A) Such Transfer shall be subject and subordinate to all provisions of this Lease; (B) No Proposed Transferee shall be permitted to enter into any Transfer without Landlord's prior written consent; and (C) At Landlord's option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the Proposed Transferee shall execute and deliver to Landlord within five days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord's reasonable cost (less any payment made by Tenant with Landlord as set forth above) of reviewing, consenting to, rejecting and/or consummating any proposed Transfer, including without limitation reasonable attorneys' fees. Tenant shall promptly pay to Landlord fifty percent (50%) of all rents and other consideration, of whatever nature, paid to (or for the benefit of) Tenant pursuant to any Transfer, which exceed (1) if a sublease of a portion of the Premises, the portion of the Basic Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (2) if any other Transfer, the Basic Monthly Rent.

32. COMMON AREAS.   Landlord may, at its election, (i) close any of the Common
Areas to the extent required in the opinion of Landlord's legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas, (ii) close, temporarily, any of the Common Areas for maintenance purposes, (iii) designate other property outside the boundaries of the Project to become part of the Common Areas, (iv) close off or otherwise utilize portions of the Common Area while constructing improvements or making repairs or alterations to any portion of the Project, and/or (v) make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in the

                                                        Landlord     Tenant
                                                                 ----       ----
location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic, provided that no such changes shall materially and adversely affects Tenant's use and occupancy of the Premises for the purposes contemplated hereunder.

     33.  [INTENTIONALLY OMITTED.]

     34. ACCESS BY LANDLORD. Landlord and any of the Landlord's Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon reasonable notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted, any notices required or allowed under this Lease, (v) to post "for sale" or "for rent" or "for lease" signs during the final six months of the Lease Term, as extended, (vi) to show the Premises to brokers, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Project, the Premises or any portion of the Project or the Premises (during the final six months of the Lease Term, as extended), and (vii) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant. Landlord's rights under clause (vii) of this Paragraph extend, with Landlord's consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner's agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the negligent acts, or intentional misconduct of Landlord or Landlord's Invitees. Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rental because of the exercise by Landlord of any rights under this Paragraph.

     35. LANDLORD'S RESERVED RIGHTS. Landlord, as owner of the Project, reserves the right from time to time: (i) to change the name of the Project;
(ii) to temporarily utilize portions of the Common Areas; and (iii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising purposes.

     36. INDEMNITY AND EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby indemnifies Landlord against all Claims (as defined below) and all costs, expenses, and attorneys' fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, "Claims" shall mean all liabilities, damages, losses, costs, expenses, attorneys' fees, and claims (except to the extent they result from Landlord's negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant's or Tenant's Invitees' use of the Premises, (ii) the conduct of Tenant's business, (iii) any activity, work, or things done by Tenant or any of Tenant's Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence of Tenant or any of Tenant's Invitees. If any action or proceeding is brought against Landlord by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole cost by legal counsel satisfactory to Landlord. Except to the extent caused by Landlord's negligent acts or willful misconduct (or Landlord's breach of this Lease), Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth above in this Paragraph or any of the following: injury to Tenant's business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant's Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets or improvements nearby the Project. Landlord may, at its election, at any time and without liability to Tenant, change the name of the Project. The foregoing indemnifications and releases shall not apply to any Claims or other matters to the extent they are covered by insurance.

     37. HAZARDOUS SUBSTANCES. Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code
Section 25359.7 (or any successor statute), that Landlord knows; or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), including without limitation common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come to be located on or beneath the Premises and/or the Project. Tenant hereby indemnifies Landlord against all Environmental Claims (as defined below) and all costs, expenses, and attorneys' fees incurred in the defense of any such Environmental Claims or any action or proceeding brought on any of such Environmental Claims. For purposes of this Paragraph, "Environmental Claims" shall mean all liabilities, damages, losses, costs, expenses, attorneys' fees, and claims (except to the extent they arise as a result of the negligent acts or willful misconduct of Landlord or Landlord's Invitees), arising from or which seek to impose liability (i) because of or relating to any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, or hazardous or toxic wastes, substances, or materials (any of the preceding a "Hazardous Material") by Tenant or Tenant's Invitees into ambient air, water, or land from, on, under, or above the Premises, (ii) relating



                                            Landlord          Tenant
                                                    ----------      ---------
to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials from, on, or under, the Premises by Tenant or Tenant's Invitees, or (iii) under any environmental law (which shall mean any federal, state or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, The California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z'berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7) and relating to the Premises in the use, storage, manufacture, disposal, transportation, or manufacture of Hazardous Substances by Tenant or Tenant's Invitees during the Term. Tenant agrees to promptly reimburse Landlord for all of Landlord's costs arising from periodic monitoring of Tenant's use, handling, or storage of Hazardous Substances at or surrounding the Premises if Tenant's use, handling, or storage of Hazardous Substances is in violation of applicable laws. Neither Tenant nor any of Tenant's Invitees shall use, manufacture, store, or dispose of any Hazardous Materials anywhere within the Premises or the Project which are or could (a) be detrimental to the Project, human health, or the environment, except in accordance with all applicable laws, or (b) adversely affect the value of the Premises or the Project. If the Premises are contaminated (or, due to the acts or omissions of Tenant or Tenant's Invitees, the Project is contaminated) by any Hazardous Material during the Term, then, when tenant acquires actual knowledge of such contamination or actual knowledge of facts which would lead a reasonable person to believe such contamination might exist (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by Landlord (to Landlord's satisfaction and at Tenant's sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems reasonably necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to ten percent (10%) of such cost) will be payable by Tenant to Landlord upon demand as Additional Rent. If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord's election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost.

     38. PROHIBITION AGAINST ASBESTOS-CONTAINING MATERIALS. Tenant shall not cause or allow Tenant's Invitees to cause any materials which contain asbestos in any form or concentration ("Asbestos-Containing Materials") to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises to determine Tenant's compliance with this paragraph. If Tenant causes or allows Tenant's Invitees to cause Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, (a) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant's sole cost, (b) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare Tenant in breach of this Lease and terminate this Lease upon 10 days prior written notice to Tenant, and (ii) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Tenant for the cost of such removal and disposal. Tenant shall indemnify Landlord and Landlord's directors, officers, employees, and agents against all costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys' fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations to the Premises by Tenant or Tenant's agents, employees, representatives, or independent contractors, (b) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alternations to the Premises by Tenant or Tenant's agents, employees, representatives or independent contractors, or (C) Tenant's failure to perform its obligations to remove such Asbestos-Containing Materials under this paragraph.

     39. SECURITY MEASURES. Tenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant's Invitees in, on, or about the Project. If Landlord provides any security measures at any time, then the cost thereof shall be included as part of the Lease Expenses, but Landlord will not be obligated to continue providing such security measures for any period of time, Landlord may discontinue such service without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant's property, and Tenant's Invitees. Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant's Invitees, and/or to the personal property of Tenant and/or of Tenant's Invitees, even if such damage, loss or injury is caused by or results from the criminal or negligent acts of third parties. Landlord shall have no duty



                                                Landlord          Tenant
                                                         --------        ------
to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord's knowledge of such crimes or conduct, and Tenant is hereby instructed to conduct its own investigation through local police agencies regarding any criminal acts or dangerous conduct that has occurred in or near the Project.

     40. SUBORDINATION AND ATTORNMENT. This Lease and Tenant's rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may reasonably request to evidence such subordination, provided that any such instruments shall contain language providing that so long as Tenant is not in default under this Lease, the beneficiary under such subordination instrument will not disturb Tenant's quiet possession of the Premises. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then
(i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month's installment of Basic Monthly Rent or any other Rental, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, (vi) Tenant hereby irrevocably appoints Landlord (and such successor landlord) as Tenant's special attorney-in-fact to execute and deliver such instruments on behalf of Tenant, and (vii) upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease. If any Lender requests reasonable amendment(s) to this Lease at any time during the Term, then Tenant shall not unreasonably withhold or delay its written consent to such amendment(s). Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to execute any documents subordinating this Lease or attorning to any successor-in-interest or ground lessor, unless such successor-in-interest or ground lessor assumes, in writing, all obligations of the Landlord under this Lease from and after the date such successor-in-interest or ground lessor succeeds to the interests of Landlord under this Lease. Furthermore, any such successor-in-interest or ground lessor who succeeds to Landlord's interest under this Lease shall, to the extent the Landlord delivers any security deposit held by Landlord to such successor-in-interest or ground lessor, assume Landlord's obligations under this Lease with respect to such security deposit.

     41. ESTOPPEL CERTIFICATES. Within 10 days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) whether this Lease is unmodified and in full force and effect, or whether it is in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent or other payment constituting Rental which has been paid, (iv) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease, and (v) such other matters as Landlord shall reasonably request which are statements of fact. Tenant's failure to deliver such certificate within such 10-day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rental has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease. Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver such certificate to any third party if Tenant fails to deliver such certificate within such 10-day period.

    42. WAIVER. No delay or omission in the exercise of any right or remedy of either party in the event of any default by the other party shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rental shall not constitute a waiver of any default other than the particular Rental payment accepted. Landlord's receipt and acceptance from Tenant, on any date (the "Receipt Date"), of an amount less than Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation
(i) to pay the full amount of such Rental due on such Receipt Date or (ii) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any other subsequent act by Tenant. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such

                                 Landlord                      Tenant
                                             ---------                 ---------
termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant's waivers set forth in this Paragraph are a material part of the consideration for Landlord's entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

     43. BROKERS. Each party represents that, except as disclosed in Paragraph 2.15, above, no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease and neither party has dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner. Each party hereby indemnifies the other against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising from any claims that may be made against the indemnitee by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with the indemnitor.

     44. EASEMENTS. Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises and the Project. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord. Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so.

     45. LIMITATIONS ON LANDLORD'S LIABILITY. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Project and from any insurance proceeds available to Landlord with respect to such matter. Neither Landlord nor Landlord's shareholders, officers, directors, agents, or the partners comprising Landlord (if any) shall be personally liable for any deficiency.

     46. SALE OR TRANSFER OF PREMISES. If Landlord sells or transfers any portion of the Premises, and the purchaser or other transferee assumes Landlord's obligations under this Lease from and after the date of such sale or transfer in writing, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the security deposit and/or prepaid rent to Landlord's successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

     47. QUITCLAIM DEED. Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

     48. NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

     49. CONFIDENTIALITY. Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addenda hereto):

          49.1. Tenant shall keep and maintain the terms of this Lease and the transactions contemplated by this Lease or any aspect of this Lease in strict confidence; and

          49.2. Tenant may not make or allow any notices, statements, disclosures, communication, or news releases concerning this Lease, the terms of this Lease and the transactions contemplated by this Lease or any aspect of this Lease.

Nothing provided herein, however, shall prevent Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that such party uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement. If Tenant violates this confidentiality provision, in addition to all other remedies to which Landlord may be entitled under law or in equity, Landlord shall be entitled to receive immediately the entire value of any rent relief, rent abatement, free rent, reimbursement, or other concession which Landlord has previously granted to Tenant.

     50.  MISCELLANEOUS.

          50.1. Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

          50.2. Upon Landlord's written request, no more frequently than once per calendar year, Tenant shall promptly furnish to Landlord, with financial statements certified by Tenant to be true and correct, reflecting Tenant's then current financial condition. Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available. In addition, upon Landlord's written

                                                         Landlord     Tenant
                                                                 ----       ----
request, Tenant shall allow Landlord, or a certified public accountant of Landlord's choosing, to determine Tenant's current financial condition by reviewing Tenant's current financial books, records, and accounts. Landlord shall keep all such financial statements confidential except that the exceptions applicable to Tenant's similar obligation in Paragraph 49.2, above, shall apply to Landlord, and except that Landlord shall have the right to disclose such information to any lender or prospective lender or purchaser or prospective purchaser.

     50.3. Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing any alcoholic beverages unless such sale is specifically permitted pursuant to Paragraph 2.12, above, and in any event, such sales shall be expressly forbidden under this Lease unless and until Tenant holds the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency.

     50.4. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If the Premises are located outside of California, then the references in this Lease to California statutes shall be deemed to include any relevant statute of the jurisdiction in which the Premises are located that is comparable to such California statutes.

     50.5. For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of San Diego.

     50.6. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

     50.7. Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

     50.8. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

     50.9. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual attorney's fees and expert witness fees relating to or arising out of () such Proceeding (whether or not such Proceeding proceeds to judgment), and () any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees and expert witness fees.

     50.10. This Lease shall become effective when it has been executed by each Landlord and Tenant.

     50.11. Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

     50.12. The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

     50.13. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

     50.14. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter of this Lease, is a complete and exclusive statement of the terms of such agreement, and supersedes all prior understandings, agreements, representations and warranties, if any, with respect to such subject matter.

     50.15. Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

     50.16. All notices or other communications required or permitted to be given to Tenant or Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to Tenant at the address set forth in Paragraph 2.11 of this Lease and to Landlord at the address set forth in Paragraph 2.10

                                                        Landlord     Tenant
                                                                 ----       ----
of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Landlord or Tenant must give a notice of a change of its address to the other, if such address changes.

         50.17. If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons.

         50.18. All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions.

         50.19. All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

         50.20. The Exhibits and Addendum attached to this Lease are incorporated herein by this reference.

         50.21. The parties hereto waive trial by jury in connection with proceedings or counterclaims brought by either of the parties hereto against the other.

         50.22. This Lease and the Exhibits A, B, C, Addendum and rider, if any, attached hereto and forming a part hereof, as set forth herein, constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project and there are no covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them, other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

         50.23. This Lease supersedes and revokes any and all previous negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. The Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in the Lease, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and the Landlord shall have no liability for any consequences arising as a result of any such representations.

                              LANDLORD: Insurance Company of the West, a California corporation

                              By: American Assets, Inc.,
                                  a California corporation
                                  Its Agent

                                  By: /s/ John W. Chamberlain
                                      -----------------------
                                      John W. Chamberlain, Vice President

                              Date: May 28, 1996
                                    ------------
\
                              TENANT: The Lightspan Partnership, Inc., a California corporation

                              By: /s/ Michelle M. Hays
                                  --------------------
                              Its: Controller
                                   ----------
                              Date: May 24, 1996
                                    ------------

                                            Landlord___________ Tenant__________

                                 ADDENDUM NO. 1
                      TO FULL SERVICE MODIFIED GROSS LEASE

1.    BASIC RENT

      Basic Monthly Rent (as defined below), during the Lease Term shall be as follows:

      Months 1-6     $ 72,627.84 per month (1.1208 per rentable square foot)--
                     subject to partial deferral as set forth in Paragraph 2,
                     below)
      Months 7-12    $ 81,699.84 per month (1.2608 per rentable square foot)
      Months 13-18   $ 90,123.84 per month (1.3908 per rentable square foot)
      Months 19-24   $ 98,547.84 per month (1.5208 per rentable square foot)
      Months 25-36   $103,083.84 per month (1.5908 per rentable square foot)
      Months 37-48   $ 94,608.00 per month (1.46 per rentable square foot)
      Months 49-60   $ 98,496.00 per month (1.52 per rentable square foot)
      Months 61-72   $102,435.84 per month (1.5801 per rentable square foot)
      Months 73-84   $106,533.27 per month (1.6433 per rentable square foot)

2.    DEFERRED RENT

      The Basic Monthly Rent due under the terms of Section 2.5, of this Lease for the following identified period (hereinafter the "Deferral Period") shall be partially deferred until the end of the Initial Lease Term as set forth in Paragraph 2.4. Should Tenant commit a default or breach under the terms of this Lease, as described in Paragraph 26, at any time during the Initial Lease Term, the total amount of Basic Monthly Rent deferred during the Deferral Period shall immediately become due and owing to Landlord.

      A.  The Deferral Period shall consist of the following:

                              AMOUNT OF DEFERRED
          MONTHS              BASIC MONTHLY RENT

          1, 2, and 3         $60,264.00 per month

          As a result of such deferral, the Basic Monthly Rent initially payable by Tenant hereunder during months 1, 2, and 3 of the Initial Lease Term (but subject to the provisions hereof regarding default) will be $12,363.84.

      B. In the event no default or breach under the terms of the Lease has been committed by Tenant as of the end of the Initial Lease Term, the Basic Monthly Rent which was deferred in the Deferral Period will be deemed forgiven.

      C. Tenant shall be responsible for all Additional Rent, including Tenant's Pro Rate Share of Lease Expenses (as defined in Section 8.1 of the Lease), during the entire Deferral Period.

3.    OPTION TO EXTEND

      Tenant shall have the option to extend the Term of this Lease (the "Option") for one (1) period of five (5) years (such period an "extension term") provided Tenant gives Landlord written notice of its election to exercise the Option at least 180 days prior to the expiration of the Term of this Lease. The terms and conditions governing such extension term will be the same as those for the Initial Lease Term, except and to the extent modified by the terms of Paragraph E, below. Time is of the essence.

      A. The Option is personal to the Tenant originally named in this Lease and may not be exercised by or be assigned to, voluntarily or involuntarily, any other person or entity separate from the Lease. The Option herein granted to Tenant may be assigned with any permitted assignment of this Lease.

      B. Tenant shall not have the right to exercise the Option, notwithstanding anything set forth above to the contrary:

          1. During any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease, and continuing until the default alleged in said notice is cured;



                              Landlord                 Tenant
                                      ---------------         ---------------

ADDENDUM NO. 1 - Page 1 of 4

          2. During the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid;

          3. At any time after the occurrence of any default described in Paragraph 26 of the Lease other than those described in the preceding paragraphs (without any necessity of Landlord to give notice of such default to Tenant); or

          4. In the event that Landlord has given to Tenant two or more notices of default or a late charge has become payable under the Lease during the twelve-month period prior to the time that Tenant intends to exercise the Option.

     C. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option because of the foregoing provisions of Paragraph B, even if the effect thereof is to eliminate Tenant's right to exercise the Option.

     D. All rights with respect to the Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Option, if, after such exercise, but prior to the commencement of the applicable extension term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (2) Tenant fails to cure a non-monetary default within 30 days after the date the Landlord gives notice to Tenant of such default (or such longer time as is reasonably needed to cure such default provided that Tenant commences its cure during such 30-day period and diligently prosecutes it to completion); or (3) Landlord gives to Tenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

     E. The Basic Monthly Rent shall be increased on the first day of the extension term (the "Rental Adjustment Date") to 95% of "fair rental value" of the Premises, determined in the following manner.

          1. Not later than 270 days prior to the Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of such applicable Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least 225 days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal as described below.

          2. If Landlord and Tenant are not able to agree upon the fair rental value of the Premises within the time period prescribed in Paragraph 1, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than 210 days prior to the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint an appraiser not later than 210 days prior to the applicable Rental Adjustment Date. Within five days thereafter, the two appointed appraisers shall appoint a third appraiser. If Landlord and Tenant agree upon an appraiser, or if either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. Each such appraiser must have at least five years experience in the appraisal or commercial/industrial real property in the area in which the Project is located and shall be members of a professional organization such as MAI or equivalent.

          3. For the purposes of such appraisal, the term "fair rental value" shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing Landlord of property comparable to the Premises if such property were exposed for lease (on the terms and conditions of this Lease) on the open market for a reasonable period of time and taking into account that such property is used for general office purposes under the terms and conditions of this Lease. If a single appraiser is chosen, then such appraiser shall determine the fair market value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Basic Monthly Rent be reduced by reason of such computation or the operation of this Article.

             Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value no later than 190 days prior to the applicable Rental Adjustment Date. If,


ADDENDUM NO.1 - Page 2 of 4                       Landlord______ Tenant______
               notwithstanding such instruction, the fair rental value is not determined before the first day of an extension term, then Tenant shall continue to pay to Landlord the Basic Monthly Rent applicable to the Premises immediately prior to such extension term, until the fair rental value of the Premises is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten days after receipt of such notice, the difference between the Basic Monthly Rent actually paid by Tenant to Landlord and the new Basic Monthly Rent determined hereunder.

      F. On each anniversary date of the commencement of an extension term the Basic Monthly Rent will increase four percent (4%) annually.

4.    ELECTRICAL SERVICE

      Tenant shall be solely responsible for the cost of electric services for the Premises.

5.    BASE YEAR

      Landlord shall utilize a 1997 Base Year, with expenses estimated on 100% occupancy of the Project. Any increases in the Operating Expenses over the previous year shall be passed through to Tenant as additional rent pursuant to Paragraph 8.3 of the Lease. Operating Expenses shall be reconciled at the end of each calendar year.

6.    SPACE PLANNER ALLOWANCE

      Landlord shall provide a $1,500.00 allowance for Tenant's interior planner to prepare preliminary drawings.

7.    PARKING

      The Tenant shall have exclusive use of all parking on the site. Tenant understands the building is currently parked at 4.2 spaces per 1,000 rentable square feet leased. All parking will be free for the Tenant and Tenant's visitors.

8.    ASSIGNMENT AND SUBLETTING

      The Lightspan Partnership shall have the right to assign the Lease in its entirety, or to sublease all or a portion of the Premises without the consent of the Landlord to any entity resulting from a merger or consolidation with The Lightspan Partnership or any subsidiary or affiliate with The Lightspan Partnership, provided that the use is the same as that of the Tenant and that the assignee has a net worth equal to, or greater than, the Tenant at the time of assignment. Any other assignment or sublease shall be made with a prior written approval of the Landlord, whose consent shall not be unreasonably withheld or delayed. Profits, if any, received by Tenant from subleasing shall be split 50/50 with the Landlord after all subleasing expenses including tenant improvements, commissions, lost rent during vacancy, and other incidental expenses are considered; except that the provisions of this sentence shall not apply during the forty third through eighty fourth months of the Initial Lease Term. Sale of Tenant's stock in a public offering will not constitute an assignment or subletting under this Lease.

9.    SIGNAGE

      Tenant shall have complete discretion over signage within city codes and regulations to be installed at its own cost and expense. Sign criteria shall be in accordance with the regulations of the City of San Diego.

10.   NON-DISTURBANCE AGREEMENT

      A Non-Disturbance Agreement will be provided from the owner and all lenders prior to lease commencement.

11.   AMERICANS WITH DISABILITIES ACT

      The Building's common areas are believed to meet current requirements set forth by the Americans With Disabilities Act ("ADA"). In the event, through no action by Tenant, Tenant is informed by the City of San Diego (or other applicable government entity), that as part of the process of obtaining approval for the plans and specifications for the Tenant's Work, work must be performed relative to the Building's common areas in order to bring them into compliance with the ADA, then Landlord shall bear the cost of such improvements pursuant to Paragraph 12, below. None of the construction allowance payable by Landlord pursuant to Exhibit "C" to the Lease will be used to upgrade the Building for ADA requirements imposed as conditions by the City of San Diego, as provided above.


                              Landlord                 Tenant
                                       -----                  -----

ADDENDUM NO. 1 - Page 3 of 4

12.  LANDLORD'S IMPROVEMENTS TO THE PREMISES

     The following improvements to the Building shall be paid for by Landlord. The amounts so paid will not constitute a part of the construction allowance payable by Landlord pursuant to Exhibit "C" to the Lease:

     A. To the extent required by the City of San Diego (simply as a result of Tenant's submittal of plans to the City and Tenant's application for permits, and not as a result of any affirmative attempt by Tenant to call such matter to the attention of the City) in order to meet applicable codes or regulations, Landlord shall pay to raise the exterior metal railings on the Building balconies.

     B. To the extent required by the City of San Diego (simply as a result of Tenant's submittal of plans to the City and Tenant's application for permits, and not as a result of any affirmative attempt by Tenant to call such matter to the attention of the City) in order to meet applicable codes or regulations, Landlord will upgrade the existing ceiling to meet earthquake safety requirements.

     C. To the extent required by the City of San Diego (simply as a result of Tenant's submittal of plans to the City and Tenant's application for permits, and not as a result of any affirmative attempt by Tenant to call such matter to the attention of the City) in order to meet applicable codes or regulations, Landlord will upgrade the Premises to meet ADA requirements.

     D. To the extent required by the City of San Diego (simply as a result of Tenant's submittal of plans to the City and Tenant's application for permits, and not as a result of any affirmative attempt by Tenant to call such matter to the attention of the City) in order to meet applicable codes or regulations, Landlord will change Halon to FM200 System in the designated computer room (provided, however, such change will only be Landlord's responsibility if it is required to meet applicable codes and not because of Tenant's particular use of such space).

     E. Landlord will remove the 75 kva transformers at each floor and replace them with 150 kva transformers -- providing each floor with 400 amps.

     F. To the extent required by the City of San Diego (simply as a result of Tenant's submittal of plans to the City and Tenant's application for permits, and not as a result of any affirmative attempt by Tenant to call such matter to the attention of the City) in order to meet applicable codes or regulations (in particular, Title 24), Landlord will install electronic time clocks for the lighting system in the Building.

     G. To the extent required by the City of San Diego (simply as a result of Tenant's submittal of plans to the City and Tenant's application for permits, and not as a result of any affirmative attempt by Tenant to call such matter to the attention of the City) in order to meet applicable codes and regulations (in particular, Title 24), Landlord will install 15 bypass timers for the lighting system in the Building

13.  GOVERNANCE.

     Any provisions of this Addendum which conflict with the provisions of the Lease preceding this Addendum shall supersede and replace such conflicting Lease provisions.

          TENANT: The Lightspan Partnership, Inc., a California corporation

          By:   /s/ Michelle M Hays
                --------------------------
          Its:  CONTROLLER
                --------------------------
          Date: May 24, 1996
                --------------------------


          LANDLORD: Insurance Company of the West, a California Corporation

          By:   American Assets, Inc.,
                a California Corporation
                Its Agent

                By:   /s/ John W. Chamberlain
                      -----------------------------------
                      John W. Chamberlain, Vice President

          Date: MAY 28, 1996
                --------------------------

ADDENDUM NO. 1 - Page 4 of 4                      Landlord       Tenant
                                                           -----        -----

                                  EXHIBIT "A"
                            TO STANDARD OFFICE LEASE

                           SITE PLAN FOR THE BUILDING
                           --------------------------

To be inserted at a later date.


























DISCLAIMER: This drawing is for general information purposes only. Any and all features, matters and other information depicted hereon or contained herein are for illustrative marketing purposes only, are subject to modification without notice, are not intended to be relied upon by any party and are not intended to constitute representations and warranties as to the size and nature of improvements to be constructed (or that any improvements will be constructed) or as to the Identity or nature of any occupants thereof.

                                                  Landlord          Tenant
                                                            -----          -----

                                  EXHIBIT "B"
                            TO STANDARD OFFICE LEASE

                             DEMISED PREMISES PLAN
                             ---------------------

     Demised Premises Plan is to be the set of construction drawings as completed by the Tenant or the Tenant's approved representative and approved by the Landlord and appropriate government agency. Actual area of Demised Premises Plan to be field verified upon occupancy of premises by Tenant. Rental rate (basic rent) to be adjusted (increased or decreased) to reflect the actual square footage.










                                                  Landlord          Tenant
                                                            -----          -----

                                  EXHIBIT "C"

                              DESCRIPTION OF WORK
                            (Work Letter Agreement)

     This Work Letter is executed simultaneously with and is an exhibit to that certain Lease (the "Lease"), dated as of the date hereof between Insurance Company of the West ("Landlord"), and The Lightspan Partnership ("Tenant"), wherein Tenant is leasing certain office space (the "Premises") at 10140 Campus Point Drive (the "Building"), in San Diego, CA, as more particularly described in the Lease. In consideration of the parties entering into the Lease and of the mutual promises and covenants hereinafter contained, the Landlord and Tenant hereby agree as follows:

     SECTION A. REPRESENTATIVES. Landlord, at its expense, appoints Landlord's Representative to act for Landlord and Tenant, at its expense, appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter Agreement. All inquiries, request, instructions, authorization and other communications with respect to the matters covered by this Work Letter Agreement will be made to Landlord's Representative or Tenant's Representative, as the case may be. Either party may change its Representative under this Work Letter Agreement at any time with one day prior written notice to the other party.

     Tenant's Representative:      Sandra Clark, Space Matters
     Landlord's Representative:    John W. Chamberlain, American Assets
     Space Planner:                Howard - Sneed Interior Architecture

     SECTION 1. PLAN AND BID APPROVAL. Immediately following the execution of this Lease, Tenant shall cause the following detailed plans and specifications (the "Plans") to be prepared by Howard Sneed Interior Architecture (or another architect and/or space planner pre-approved by Landlord) and delivered to Landlord; which Plans shall reflect the work to be performed within the Premises by Tenant in order to suitably prepare the Premises for Tenant's use ("Tenant's Work"). Plans to be approved include: 1) Tenant Approved Space Plan; 2) Construction Specifications & Standards; 3) 50% Complete Drawings; and 4) Final Construction Drawings. Tenant and Landlord agree that the mechanical and electrical systems will be done on a design-build basis utilizing subcontractors that are mutually acceptable to Tenant and Landlord. The selection of these subcontractors will be managed by Tenant and the selected General Contractor pursuant to Section 7 and shall (along with the plans and specifications prepared by such subcontractors) be subject to Landlord's reasonable approval. Space Planner will furnish plans to selected mechanical and electrical design-build contractors ("Engineers"), to enable the Engineers to complete drawings which will, when incorporated with other plans provided by Space Planner, enable the selected General Contractor to secure a permit for construction of the Tenant Improvements. Landlord shall, within five business days following its receipt of the Plans, either approve such Plans or provide Tenant with the reasons that Landlord is withholding such approval. Landlord and Tenant acknowledge that Space Planner will continue with completion of drawings and specifications during the Landlord review period. Tenant shall review Landlord's comments and shall incorporate requested changes if there is no disagreement. In the event Tenant disagrees with changes requested by Landlord, Tenant and Space Planner will immediately meet to review Landlord's requested changes and to reach mutually acceptable resolution. Any change to such Plans will require Landlord's prior written consent unless they are minor in nature and do not effect any of the matters described in (i) through (v), below.

     Landlord may withhold its approval of any Tenant Plans (which term hereinafter includes the plans and specifications prepared by the design-build subcontractors referenced above), including any revisions requested by Tenant, Tenant Work, or Change Orders which require work which:

          (i) Exceeds or adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air condition, plumbing, mechanical, electrical, communication, or other systems of the Building;

          (ii) Violates any agreement which affects the Building or binds Landlord;

          (iii) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems or the Building;

          (iv) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the term of the Lease; or

          (v) Does not conform to applicable building codes or is not approved by all governmental authorities with jurisdiction over the Building.

                                                        Landlord     Tenant
                                                                 ----       ----

     Failure of Landlord to disapprove any such Plans within the respective time periods specified shall be deemed approval of such plans if Tenant sends an additional 48 hour notice to Landlord that such failure will be deemed to constitute Landlord's approval and Landlord still fails to respond.

     1.1 Landlord and Tenant agree that the General Contractor will be selected through a competitive bid of the contractor's overhead, profit, general conditions, insurance and proposed project team. Upon execution of this Lease, Tenant and Landlord will mutually agree upon up to three (3) prospective general contractors who will be invited to participate in the bid/interview process. Tenant will manage the contractor selection process and Landlord will participate in interviews and the final contractor selection. All such contractors (including the design-build contractors referenced above) will bid (and all contracts will be let) on a fixed price or guaranteed maximum price basis.

     Upon selection of the General Contractor as provided above, Tenant will enter into a construction contract with the selected General Contractor on a fixed price or guaranteed maximum price basis. The selected General Contractor will then manage the selection of the mechanical and electrical design-build subcontractors, subject to Landlord's approval. The General Contractor and design-build subcontractors will all agree in their construction agreements that they will have no lien rights against Landlord's interest in the subject property, but only in Tenant's leasehold interest therein.

     1.2 Upon approval of the Plans (and any other construction documents) by Tenant and Landlord, Tenant will cause the General Contractor to competitively bid all of the work contained in the Plans (and other construction documents) and to obtain a minimum of three bids for all trades. Landlord will participate in the evaluation of all subcontractors bids and the selection of all subcontractors to complete the work covered under Section 12 of Addendum 1 to the Lease.

     If the total cost of construction of the Tenant's Work (excluding work covered under Section 12 of Addendum 1 to the Lease), together with all other costs relating to the Tenant's Work which can be charged against the Allowance (as defined below) pursuant to this Work Letter Agreement (the "Final Tenant Improvement Cost"), is more than the Allowance, Tenant will either:

          (i) Agree in writing to pay the amount by which the Tenant's Final Tenant Improvement Cost exceed the Allowance, or,

          (ii) Revise the Plans in order to assure that the Final Tenant Occupancy Cost is acceptable to Tenant (and if greater than the Allowance, then Tenant will also agree in writing to pay such excess, as provided herein). Once such Plans have been approved by Landlord, Tenant shall obtain fixed-price or guaranteed maximum price bids for the Tenant's Work from three reputable, licensed general contractors reasonably satisfactory to Landlord. In addition, Tenant shall obtain separate, fixed-price bids from such contractors for any work which is described in Paragraph 12 of Addendum No. 1 to this Lease which Landlord is required to pay for pursuant to such Addendum. Once such bids are obtained, Tenant shall submit such bids to Landlord. If none of the bids obtained by Tenant are approved by Landlord, Tenant shall cause the Tenant's Work to be re-bid (either by the same general contractors or by other general contractors approved by Landlord). If only one such bid is approved by Landlord, then Tenant shall engage the contractor whose bid was approved by Landlord to perform the Tenant's Work. If more than one bid is approved, then Tenant shall select from among the approved bids. The contractor selected to perform the Tenant's Work in accordance with this paragraph is hereinafter referred to as the "Tenant's Contractor."

     SECTION 2. ESTIMATED DELIVERY DATE. Landlord shall make reasonable efforts to cause the Premises to be delivered to Tenant in broom clean condition on or before August 1, 1996, subject to delays from causes beyond the reasonable control of Landlord such as, but not limited to, acts of God, strikes, work stoppages, unavailability of or delay in receiving labor or materials, defaults by contractors or subcontractors, weather conditions, fire or other casualty, or action of governmental authorities.

     SECTION 3. EFFECT OF DELAY ON LEASE TERM. In the event the Premises are not delivered to Tenant by August 1, 1996, this Lease shall remain in full force and effect except that the Commencement Date shall be delayed on a day-for-day basis for the actual number of days of delay in delivery of the Premises. In the event the Premises are not delivered to Tenant by August 1, 1996, this Lease shall not, except as provided in Section 10, below, be affected or modified and shall remain in full force and effect and Landlord shall not be liable for any damage on account of any delay in delivery.

     SECTION 4. TENANT INSTALLATION PERIOD. Landlord has notified Tenant that it anticipates delivering the Premises to Tenant on or about August 1, 1996, in order to allow Tenant an approximate 90-day


                                          Landlord__________  Tenant___________
period in which to perform and complete the Tenant's Work (The "Tenant Installation Period"). During the Tenant Installation Period, if (a) Tenant's Contractor has been approved by Landlord, along with Tenant's Contractor's bid for the Tenant's Work, (b) the Plans have been approved by Landlord, and (c) Tenant has obtained all necessary governmental permits and approvals, Tenant shall have the right and the obligation, promptly and in a good and workmanlike manner, at Tenant's sole cost and expense (subject to Tenant's rights under Section 8, below), to cause the Tenant's Work to be completed by Tenant's Contractor. During the Tenant Installation Period, Tenant covenants and agrees that Tenant shall be obligated under the provisions of the Lease even though the Lease Term shall not commence until the Commencement Date.

     SECTION 5. COORDINATION OF CONSTRUCTION. Tenant covenants and agrees that Tenant and Tenant's Contractor (which for purposes of this Exhibit shall include all subcontractors) shall not destroy or in any way damage any portion of the Project exclusive of demolition work expressly approved by Landlord. All of Tenant's Work shall be performed in strict accordance with the approved Plans. Any deviation from such Plans (other than deviations which are minor in nature and which do not affect any of the matters described in clauses (i) through (v) of Section 1, above) will require Landlord's prior written approval.

     SECTION 6. NO LANDLORD LIABILITY. Landlord will not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant's Work or any other person or party on account of the construction or installation of the Tenant's Work or any other improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant's Work, or other Alterations made to the Premises by the Tenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Tenant's responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Tenant's Work or other Alteration to the Premises made by Tenant. Landlord's review or approval of the Plans, or any other action taken by Landlord pursuant hereto, shall not make Landlord responsible for any failure of such Plans to meet Tenant's needs or comply with applicable laws, codes, and regulations. Tenant agrees to indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with any of the foregoing.

     SECTION 7. CONSTRUCTION OF TENANT IMPROVEMENT BY TENANT'S CONTRACTOR. After the Plans for the Tenant's Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall enter into a construction contract reasonably satisfactory to Landlord with Tenant's Contractor. Landlord shall the right to post a notice of non-responsibility at a prominent location within Tenant's Premises. It shall be the responsibility of Tenant to enforce the following requirements of Tenant's Contractor.

     7.1 Tenant's Contractor shall be responsible for the repair, replacement, or clean-up of any damage to the Project.

     7.2 Tenant and Tenant's Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant's Work and completed improvements are concerned for all work performed by Tenant or Tenant's Contractor and all applicable safely regulations established by the Landlord for the Center, and Tenant further agrees to save and hold Landlord harmless for said work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease and evidence of insurance of Tenant's Contractor.

     7.3 Tenant's Contractor or subcontractors shall not post signs on any part of the Center on the Premises.

     7.4 Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant's Work.

     7.5 Landlord may require that, prior to the commencement of construction, Tenant shall obtain or cause its contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of the Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant.

     7.6 Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addendum and a line item breakdown by trade thereto, between Tenant and its contractor of the Tenant's work.

                                                        Landlord     Tenant
                                                                 ----       ----

     7.7 Permits must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant's Contractor in the Premises.

     7.8 The Tenant's Work shall be completed by Tenant in strict accordance with the Plans (and any modifications approved by Landlord) in a good and workmanlike manner, and using only new materials. Tenant shall ensure that the Tenant's Work is completed without the filing of any mechanic's or materialmen's liens against the Project and shall indemnify and defend Landlord against the same.

     SECTION 8. CONSTRUCTION ADVANCE. The Tenant's Work is to be constructed by Tenant's Contractor in accordance with this Exhibit "C". Landlord shall pay to Tenant's Contractor (or advance to Tenant for payment to Tenant's Contractor) Twelve Dollars per square foot of the Premises for a total of $777,600.00 as a tenant improvement allowance (the "Allowance"). No portion of the Allowance will be payable by Landlord until Tenant has first paid (and Landlord has received evidence of such payment) that portion of the Final Tenant Improvement Cost which exceeds the amount of the Allowance (the "Excess Cost"). Once the Excess Cost has been paid by Tenant, the Allowance will be disbursed as follows:

          i. Tenant will cause the Tenant's Contractor to provide a payment application no later than the 5th day of each month for work that is completed the preceding month. Tenant's Contractor's payment application will stipulate the percentage of completion of work by each trade on a line-item-line-item basis. A retention totaling 10% of the total payment application will be withheld on each payment application.

         ii. Space Planner will review and approve Tenant's Contractor's payment application and will submit to Tenant for processing.

        iii. Following payment of the Excess Cost, Tenant will submit the approved payment application to Landlord for payment. Landlord will have no obligation to pay any amount in excess of the Allowance, and any such excess cost will be Tenant's sole responsibility. Landlord will (if it approves of such payment application) make payment to Tenant within 15 business days of receipt of the approved payment application along with all appropriate back-up documentation (including releases) requested by Landlord.

         iv. Tenant shall be responsible to obtain unconditional lien releases upon progress payments for all payments that are made throughout the course of the project, as well as conditional lien releases to accompany each payment application.

          v. The final payment from Landlord to Tenant that covers the billing for all retention amounts withheld during the project will be made subject to the satisfaction of the following conditions:

     8.1 Contractor has substantially completed the Tenant's Work in accordance with the approved Plans.

     8.2 A notice of completion has been properly recorded for Tenant's Work, and 35 days have expired since the timely recordation of such notice of completion without the filing of any liens.

     8.3 Contractor has submitted a complete set of "as built" plans and specifications to Landlord.

     8.4 Tenant has provided to Landlord copies of all insurance certificates required under this Lease.

     8.5 A final certificate of occupancy (conditional or unconditional) for the Premises has been issued by the appropriate governmental agency.

     8.6 Tenant has provided Landlord with all material and labor lien releases from Tenant's Contractor and subcontractors. Said lien releases must total at least the amount of the Allowance plus any Excess Cost paid by Tenant.

     8.7 Tenant has provided Landlord copies of all construction warranties and guarantees in connection with construction of Tenant's Improvements.

     8.8 Landlord has inspected and approved the Tenant's Work and believes that the Tenant's Work has been performed in a good and workmanlike manner in accordance with the approved Plans.

                                                        Landlord     Tenant
                                                                 ----       ----

     Tenant's submittal of a final payment application to Landlord will constitute Tenant's representation to Landlord that the Tenant's Work has been completed in a good and workmanlike manner and in accordance with the approved Plans.

     SECTION 9.  USE OF LANDLORD'S CONSTRUCTION ALLOWANCE.

     9.1 The Allowance that Landlord agrees to contribute toward Tenant's Work shall in no event be applied toward Tenant's consultants (including Tenant's Representative), moving expenses, furniture, fixtures, furnishings, personal property, signs or any monetary obligations of Tenant under this Lease. It is intended to be used solely for the cost of the tenant improvements that shall become the property of Landlord and shall remain upon and be surrendered with the Premises, as a part thereof, at the end of the Term of this Lease.

     9.2 Landlord's Allowance may be used only to pay (i) fees, permits, and utility charges associated with the construction of the Tenant's Work, (ii) fees payable to Tenant's architect and/or space planner for preparation of the Plans and overseeing construction of the Tenant's Work, and (iii) the actual hard construction costs, including low voltage cabling for voice and data systems (labor and materials), associated with the performance of the Tenant's Work.

     SECTION 10. INITIAL COMMENCEMENT OF LEASE TERM. The Lease Term shall commence November 15, 1996. Notwithstanding the foregoing, in the event possession of the Premises is delivered to Tenant later than August 1, 1996, the November 15 date provided for in clause (i), above, shall be extended by the number of days beyond August 1 which elapse before the Premises are delivered to Tenant. Landlord and Tenant shall execute an amendment to this Lease to reflect the exact date of commencement of the Lease Term (the "Commencement Date") as set forth herein; however, any failure to do so shall not affect the Commencement Date. If the Commencement Date provided for by this Section is different than the estimated Commencement Date set forth in Paragraph 2.4.1 of the Lease, then (a) the Commencement Date provided for by this Section shall control and (b) Paragraphs 2.4.1 and 2.4.2 of the Lease shall be deemed amended accordingly.

                                                        Landlord     Tenant
                                                                 ----       ----